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                                                                   EXHIBIT 99.02

[ESS LOGO]                                                                  NEWS


FOR IMMEDIATE RELEASE


Contact Information:                                    George Bradley
ESS Technology, Inc.                                    Fleishman-Hillard
Investor Relations                                      (213) 489-8222
(510) 492-1161


                    ESS TECHNOLOGY ANNOUNCES RECORD DATE FOR
                       DISTRIBUTION OF VIALTA, INC. SHARES


        FREMONT, CALIF., JULY 17, 2001--ESS Technology, Inc. (Nasdaq: ESST), a leading provider of silicon solutions for digital video, communications, and digital home systems, today announced that its Board of Directors has declared a special stock dividend to ESS shareholders to distribute the outstanding shares of Class A common stock of Vialta, Inc., held by ESS. The special stock dividend is expected to be payable on August 10, 2001 to ESS shareholders of record on July 23, 2001, and will mark the completion of ESS's spin-off of Vialta. The trading of the Class A common stock of Vialta on the OTC Bulletin Board is expected to begin on a "when issued" basis under the ticker symbol "VDHS" on or shortly after the date Vialta's registration statement on Form 10 is cleared by the Securities and Exchange Commission. The declaration and payment of the dividend is contingent upon Vialta's registration statement on Form 10 being cleared by the SEC and compliance with applicable federal and state securities laws.

        Record holders of ESS common stock on the record date will receive approximately 1.2 shares of Vialta common stock for each share of ESS common stock they own. The exact pro-rata distribution ratio of Vialta Class A common stock will be based on the actual number of ESS shares and ESS options outstanding on July 23, 2001, the record date. Fractional shares will be rounded up to the nearest whole share.


                                    - more -



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                                                       ESS Announces Record Date
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        ESS's common stock will begin trading "ex-dividend" on the first trading day following the distribution date. As a practical matter, this means that although ESS will distribute the Vialta shares to ESS holders of record on the record date, if those holders sell their ESS shares between the record date and the distribution date, they will also be selling the right to the Vialta special stock dividend by virtue of a due bill. Thus, in effect, the special stock dividend will remain attached to, and trade together with, the ESS common stock until the distribution date. Therefore, in order to sell the Vialta shares on a "when issued" basis, an ESS shareholder would generally need to retain or otherwise hold a sufficient number of ESS shares on the distribution date.

        ESS has applied for a ruling from the Internal Revenue Service to the effect that the special stock dividend will qualify as a tax-free distribution both to ESS and to its shareholders who receive the special stock dividend. There can be no assurance that the IRS will rule favorably and therefore no assurance the stock dividend will be tax-free therefore shareholders are urged to seek their own tax advice with respect to this special stock dividend.

        "Today's announcement marks an important step forward in ESS's plans to make Vialta a truly independent consumer electronics company," said Robert Blair, president and CEO of ESS.

        Didier Pietri, president of Vialta said, "Vialta has been developing digital home system products for almost two years and is ready to become an independent leading consumer electronic manufacturer. We plan to launch our first product, the ViDVD, in time for the 2001 Christmas season and look forward to an ongoing, prosperous strategic relationship with ESS and other key OEMs for our digital home system product line."

ABOUT ESS TECHNOLOGY

        ESS Technology, Inc., a leader in digital video, communications, and digital home systems, provides advanced products enabling the convergence of communications, computer, consumer, and Internet markets.



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                                                       ESS Announces Record Date
                                                                          Page 3


        ESS Technology, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology's common stock is traded on the Nasdaq under the symbol ESST. ESS Technology's web site address is: http://www.esstech.com.

ABOUT VIALTA

        Vialta is developing a "digital home system" platform and family of multimedia Internet appliances, as well as a complementary system for the delivery of home entertainment content. Vialta's initial digital home system product will be the ViDVD, a multi-purpose DVD player that enables consumers to play DVD, CD, MP3, Picture CD (JPEG), karaoke and other audio and video formats, and to browse the Internet through their television. Vialta also anticipates developing another digital home system product, the ViPhone, which is expected to be a full-featured videophone that will enable consumers to conveniently place video calls over a standard phone line as well as access the Internet.

        Vialta, headquartered in Fremont, California, has R&D, sales, and technical support offices in Toronto and Hong Kong. Vialta's web site address is: http://www.vialta.com.

SAFE HARBOR STATEMENT

        This press release contains forward-looking statements which include those statements relating to the payment date of the dividend, the trading of Vialta's common stock on the OTC Bulletin Board, the receipt by ESS of a favorable IRS tax ruling, the approximate number of Vialta shares to be received, the number of ESS shares and ESS options outstanding as of the record date, and the anticipated development and commercial launch of Vialta products. There can be no assurance that any of these statements about the future will be accurate, or that any of these future events will materialize when expected or in some cases, at all. The declaration and payment date of the dividend is conditioned upon clearance of Vialta's registration statement on Form 10 by the Securities and Exchange Commission. Trading in Vialta's common stock will depend upon the development of an independent buyer's market for Vialta's common stock, without the benefit of true market makers. The receipt of a favorable IRS tax ruling is dependent upon the IRS's receipt of certain representations from ESS, which ESS may not be able to make. The actual number of Vialta shares to be received depends on the number of ESS shares and ESS options outstanding as of the record date, as well as fractional share rounding calculations. The



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                                                       ESS Announces Record Date
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number of ESS shares and ESS options outstanding as of the record date depends on new share issuances and share repurchases that may be made by ESS, new option grants that may be made by ESS, and option exercises that may be made by ESS option holders. Development and commercial launch of new products by Vialta is subject to all the risks and uncertainties described in the registration statement on Form 10 filed by Vialta with the SEC.


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                                  VIALTA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)

                                                                Mar. 31               Dec. 31
                                                                 2001                  2000
                                                               ---------             ---------
                                                              (unaudited)            (audited)
ASSETS

Current Assets:
  Cash and cash equivalents                                    $  98,009             $ 109,378
  Short-term investments                                              --                27,112
  Accounts receivable from ESS                                        --                   650
  Accounts receivable from other related party, net                   60                    60
  Inventories                                                      2,561                 2,057
  Other current assets                                             4,243                 4,207
                                                               ---------             ---------

     Total current assets                                        104,873               143,464

Property, plant and equipment, net                                10,218                 9,230
Other assets                                                       2,358                   997
                                                               ---------             ---------

     Total Assets                                              $ 117,449             $ 153,691
                                                               =========             =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                        $   1,043             $   1,376
  Income taxes payable and deferred income taxes                   2,646                 2,218
  Payable to ESS                                                     332                    --
  Payable to other related party                                      --                30,000
                                                               ---------             ---------

     Total current liabilities                                     4,021                33,594
                                                               ---------             ---------

  Redeemable convertible preferred stock                         142,600               142,600

Shareholders' equity:
  Common stock                                                         6                     6
  Additional paid in capital                                       1,629              1,629.00
  Deficit accumulated during the development stage               (30,807)              (24,138)
                                                               ---------             ---------

     Total shareholders' equity                                  (29,172)              (22,503)
                                                               ---------             ---------

     Total Liabilities and Shareholders' Equity                $ 117,449             $ 153,691
                                                               =========             =========